Registration No. 333-_________

As filed with the Securities and Exchange Commission on June 25, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The First of Long Island Corporation
(Exact Name of Registrant as Specified in its Charter)

New York	11-2672906
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10 Glen Head Road Glen Head, New York 11545
(Address of Principal Executive Offices)

The First of Long Island Corporation 2021 Equity Incentive Plan
(Full Title of the Plan)

Copies to:

Christopher Becker	John J. Gorman, Esq.
President and Chief Executive Officer	Jeffrey M. Cardone, Esq.
The First of Long Island Corporation	Luse Gorman, PC
10 Glen Head Road	5335 Wisconsin Ave., N.W., Suite 780
Glen Head, New York 11545	Washington, DC 20015-2035
(516) 671-4900	(202) 274-2000
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.10 per share	750,000 (1)	$20.99 (2)	$15,742,500.00	$1,717.51

_________________________

(1)Represents the maximum number of shares of the registrant’s common stock, par value $0.10 (“Common Stock”), reserved for issuance under The First of Long Island Corporation 2021 Equity Incentive Plan (the “Incentive Plan”).  Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”), this registration statement also covers additional shares that may become issuable under the Equity Incentive Plan by reason of certain corporate transactions or events, including any stock split, stock dividend or similar adjustment of the outstanding Common Stock of The First of Long Island Corporation (the “Company”) pursuant to 17 C.F.R. Section 230.416(a).

(2)Determined pursuant to 17 C.F.R. Section 230.457(h)(1) of the Securities Act.

_________________________

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.462 under the Securities Act.

PART I.

Items 1 and 2.  Plan Information,  and Registrant Information and Employee Plan Annual Information

The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.

Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

a)The Company’s Annual Report on Form 10-K for the fiscal year ended December 31,  2020 (File No. 001-32964), filed with the Commission on March 12, 2021 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

b)All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

c)The description of the Company’s common stock set forth in Exhibit 4(vi) of the Company’s Form 10-K filed on March 10, 2020 pursuant to Section 13(a) of the Exchange Act.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.  Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

None.

Item 6.  Indemnification of Directors and Officers

The New York Business Corporation Law authorizes indemnification of directors and officers under certain circumstances.  The certificate of incorporation of the Company provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under New York Business Corporation Law as the same exists or may hereafter be amended.  Any repeal or modification of this provision of the certificate of incorporation by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Article VIII of the bylaws of the Company provide that any person who at any time shall serve or shall have served as a director or officer of the Company, including any such director or officer who, at the request of the Company, shall serve or shall have served any other corporation, association, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, trustee, officer, employee, or in any other capacity, and the heirs, executors and administrators of such person, shall be indemnified by the Company in accordance with and to the fullest extent permitted by New York law, including the Business Corporation Law of the State of New York, as the same exists or may hereafter be amended. This right of indemnification shall include the right of a director or officer to receive payment from the Company for expenses incurred in defending or appealing any such action or proceeding in advance of its final disposition; provided that the payment of expenses in advance of the final disposition of an action or proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it should be determined ultimately that the director or officer is not entitled to be indemnified. The foregoing rights of indemnification, reimbursement and advancement shall not be exclusive of other rights to which such person may be entitled.    The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person may be entitled.

The provision of the Company’s bylaws regarding indemnification shall be deemed to be a contract between the Company and each director and officer of the Company who serves in any such capacity at any time while this provision or the relevant provisions of New York law, as the same exists or may hereafter be amended, may be in existence; and any amendment of any such law or of the bylaw provision regarding indemnification shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

The bylaws also provide that the Company shall have the power, to the fullest extent permitted by New York law, as the same exists or may hereafter be amended, to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such whether or not the Company would have the power to indemnify him against any such liability under the provisions of the bylaws.

Item 7.  Exemption From Registration Claimed

Not applicable.

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Item 8.Exhibits

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4.1	Certificate of Incorporation, as amended, of The First of Long Island Corporation	*

4.2	By-laws, as amended of The First of Long Island Corporation	**

5	Opinion of Luse Gorman, PC	Attached as Exhibit 5

10.1	The First of Long Island Corporation 2021 Equity Incentive Plan	***

23.1	Consent of Luse Gorman, PC	Contained in Exhibit 5

23.2	Consent of Independent Registered Public Accounting Firm	Attached as Exhibit 23.2

24	Power of Attorney	Contained on Signature Page

_________________________

*	Incorporated by reference to Exhibit 3(i) of the Company’s Form 10-Q filed May 10, 2018 (File No. 001-32964).
**	Incorporated by reference to Exhibit 3(ii) of the Company’s Form 8-K filed April 25, 2017 (File No. 001-32964).
***

Incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Stockholders of The First of Long Island Corporation (File No. 001-32964), filed by The First of Long Island Corporation under the Exchange Act on March 12, 2021.

Item 9.  Undertakings

The undersigned registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

2.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

5.The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

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6.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Oyster Bay,  State of New York, on this 25th day of June,  2021.

THE FIRST OF LONG ISLAND CORPORATION
(Registrant)

By /s/ CHRISTOPHER BECKER
Christopher Becker, President & Chief Executive Officer
(principal executive officer)

By /s/ JAY P. MCCONIE
Jay P. McConie, Executive Vice President, Chief
Financial Officer & Treasurer
(principal financial officer)

By /s/ WILLIAM APRIGLIANO
William Aprigliano, Senior Vice President & Chief
Accounting Officer
(principal accounting officer)

POWER OF ATTORNEY

We, the undersigned directors of The First of Long Island Corporation (the “Company”) hereby severally constitute and appoint Christopher Becker,  Jay P. McConie and William Aprigliano, or any of them, as our true and lawful attorneys and agents, to do any and all things in our names in the capacities indicated below which said Christopher Becker, Jay P. McConie and William Aprigliano may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock reserved for issuance under The First of Long Island Corporation 2021 Equity Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Christopher Becker, Jay P. McConie and William Aprigliano shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/S/ CHRISTOPHER BECKER	President, Chief Executive Officer	June 25, 2021
Christopher Becker	and Director (Principal Executive Officer)

/S/ JAY P. MCCONIE	Executive Vice President, Chief Financial	June 25, 2021
Jay P. McConie	Officer and Treasurer (Principal Financial Officer)

/S/ WILLIAM APRIGLIANO	Senior Vice President and Chief Accounting	June 25, 2021
William Aprigliano	Officer (Principal Accounting Officer)

/S/ WALTER C. TEAGLE III	Non-executive Chairman of the Board	June 25, 2021
Walter C. Teagle III

/S/ PAUL T. CANARICK	Director	June 25, 2021
Paul T. Canarick

/S/ ALEXANDER L. COVER	Director	June 25, 2021
Alexander L. Cover

/S/ JOHN J. DESMOND	Director	June 25, 2021
John J. Desmond

/S/ LOUISA M. IVES	Director	June 25, 2021
Louisa M. Ives

/S/ STEPHEN V. MURPHY	Director	June 25, 2021
Stephen V. Murphy

/S/ PETER QUICK	Director	June 25, 2021
Peter Quick

/S/ DENISE STRAIN	Director	June 25, 2021
Denise Strain

/S/ MILBREY RENNIE TAYLOR	Director	June 25, 2021
Milbrey Rennie Taylor

/S/ ERIC J. TVETER	Director	June 25, 2021
Eric J. Tveter

EXHIBIT INDEX

Exhibit Number	Description

4.1

Certificate of Incorporation, as amended, of The First of Long Island Corporation (incorporated by reference to Exhibit 3(i) of the Form 10-Q filed by The First of Long Island Corporation on May 10, 2018 (File No. 001-32964)).

4.2

By-laws, as amended of The First of Long Island Corporation (incorporated by reference to Exhibit 3(ii) of the Form 8-K filed by The First of Long Island Corporation on April 25, 2017 (File No. 001-32964)).

5	Opinion of Luse Gorman, PC

10.1

The First of Long Island Corporation 2021 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Stockholders of The First of Long Island Corporation (File No. 001-32964), filed by The First of Long Island Corporation under the Exchange Act on March 12, 2021).

23.1	Consent of Luse Gorman, PC (contained in the opinion included as Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney (contained in the signature page to this Registration Statement).